Exhibit 1

A Combination to Benefit All Stakeholders Wyndham Shareholders Deserve Engaged, Fiduciary-First Board MEET CHOICE’S NOMINEES A Win for Both Companies’ Stakeholders LEARN MORE Choice’s Good-Faith Engagement with Wyndham LEARN MORE Clear Path to Transaction Completion LEARN MORE Director Nominees LEARN MORE Support for a choice-Wyndham Combination LEARN MORE Additional Materials Press releases, presentation, infographic, and other documents LEARN MORE

Director Nominees independent, Highly Qualified Individuals Standing for Election at Wyndham’s 2024 Annual Meeting Wyndham Shareholders have the opportunity 10 send a dear message to the Wyndham Board by supporting these . nominees This slate comprises proven I:rosiness leaders with extensive experienence across Inuthple sectors and expert. In corporate governance. Wyndham shareholders de.nde independent directors who will Make d eLdions with shareholders’ hest interests I. mind. Barbara Bennett FOUNDER AND PRINCIPAL IXECLITIVE OF BENNETT WEST 11C ..ead 4440 Jay Shah 2 1 It Emanuel Pearlman Fiona P. Dias FOUNDER, CHAIR AND CEO. UBERA.710N FORMER CHIEF 5fRATEGY OFFICER, INVES’MENTGROJP SHOPRUNN ER Read Bio Read Rio James Nelson CEO, GLOBAL NET LEASE INC (NYSE GNU Read Bio Nana !vlensah Susan Schnabel William Grounds EXECUTIVE CHAiR 0,F THE BOARD OF TRUSTEES FOUNDER. CHAIR AND CEO. A.offTs INC. COMMACINC FARMER OF APRIORI CAPITAL PRINCIPAL, BURFANEERCAPITAL ADVISORS CF HERSHA HOSPTALITY TRUST PARTNERS Read Rio Read Rio Aced Bio Read Rio INVESTOR RELATIONS Choice HoreLs International Inc. Investor Relations irglchoicehateLs.com SIGN UP FOR UPDATES Name Email’ Address Submit

Press Releases January 22, 2424 Choice Hotels Proposes a Full Slate of independent, Highly Qualified Individuals for Election at the 2024 Annual Meeting of Wyndham Hotels & Resorts January 17, 2024 Choice Hotels international Celebrates Year of Accelerating Growth January 10, 20.24 Choice Hotels Sets the Record Straight on Path no Regulatory Approval of Combination with Wyndham Hotels & Resorts Download Download Download December 20, 21123 Wyndham Hotels & Resorts’ Latest Release Shows HOW Divergent Their Board’s Interests Ave from Their Shareholders’: Their Arguments Seek to Undermine the Value-Creating Possibility of M&A. December 13_ 2023 Choice Hotels Completes Radisson Hotels Americas Integration Just 16 Months After Acquisition December 12. 2023 Choice Hotels Launches Exchange Offer to Acquire All Outstanding Shares of Wyndham Hotels & Resorts October 26. 2023 Choice Hotels Calls on Wyndham Hotels & Resorts to Engage in Discussions October 17. 2023 Download Download Download Download Choice Hotels Proposes to Acquire Wyndham Face’s & Resorts for $90.00 per Share in Cash-and-Stock Transaction Letter Infographics January 22, 2024 Nominations Infographic January 17, 2024 Net Unit Growth Info-graphic January 10, 2024 Antitrust Infographic December 12, 2023 Exchange Offer Launch Infographic Download Download Download Download Download October 17, 2023 Choice Hotels Infographic Download